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                                                                    EXHIBIT 10.8

                                  DAVID WALSH
                              4 Hampshire Circle
                          Bronxville, New York 10708


                                             June 9, 1999

International Exchange Networks, Ltd.
c/o IPC Information Systems, Inc.
Wall Street Plaza
88 Pine Street
New York, New York 10004

Attention: Chairman of the Board
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Gentlemen:

            Reference is made to that certain Amended and Restated Employment Agreement between me and International Exchange Networks, Ltd. dated as of the 18/th/ day of December 1997 (the "Employment Agreement"). I hereby waive enforcement of the provisions of section 3.1 of the Employment Agreement to the extent that such provisions call for me to have a title and position, prior to June 9, 1999, other than Chief Executive Officer, and agree that section 3.1 of the Employment Agreement shall be enforced as if the words "Chairman of the Board" were followed by the phrase "(after June 8, 2000)".

            This letter is intended to be a "waiver" of the provisions of section 3.1 of the Employment Agreement to the extent described in the preceding paragraph and an amendment of section 3.1 of the Employment Agreement, enforceable against me, all as contemplated by section 11.3 of the Employment Agreement.

                                         Very truly yours,


                                         /s/ David Walsh
                                         David Walsh

Accepted and Agreed to:

INTERNATIONAL EXCHANGE NETWORKS, LTD.

By  /s/ Charles F. Auster
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        Name:  Charles F. Auster
        Title: Executive Vice President and
               Chief Operating Officer

Dated:  June 9, 1999
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